Exhibit 99.2

WEALTH ENVIRONMENTAL PROTECTION GROUP
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Page

Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009 (Unaudited)	2

Condensed Consolidated Statements of Income and Comprehensive Income for the nine months ended September 30, 2010 and 2009 (Unaudited)	3

Condensed Consolidated Statement of Shareholders' Equity for the nine months ended September 30, 2010	4

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (Unaudited)	5

Notes to Condensed Consolidated Financial Statements (Unaudited)	6 – 21

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2010	2009
ASSETS	(As Restated)	(As Restated)

Current assets:
Cash and cash equivalents	$25,839,474	$12,722,568
Accounts receivable	1,431,175	888,190
Inventories	816,543	595,543
Other	250,898	1,467

Total current assets	28,338,090	14,207,768

Property, plant and equipment and land use and mining rights, net	15,259,616	15,821,915

Total assets	$43,597,706	$30,029,683

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Convertible note payable, net of discount of $375,000	$125,000	$-
Payable to related party	250,000
Accounts payable	1,528,257	264,658
Accrued interest payable	10,347
Accrued expenses	487,404	467,388
Value added taxes payable	361,676	335,787
Other taxes payable	87,457	66,272
Income tax payable	1,466,078	856,635

Total current liabilities	4,316,219	1,990,740

Deferred income taxes	197,319	197,319

Total liabilities	4,513,538	2,188,059

Commitments and contingencies

Shareholders' equity:
Common stock: $1.00 par value, 10,000
shares authorized, 7,000 shares issued
and outstanding	7,000	7,000
Additional paid-in capital	15,584,052	15,061,970
Accumulated other comprehensive income	4,085,940	3,291,703
Due from shareholders	(7,000)	-
Retained earnings (the restricted portion of retained earnings
is $496,396 at December 31, 2009 and 2008)	19,414,176	9,480,951

Total shareholders' equity	39,084,168	27,841,624

Total liabilities and shareholders’ equity	$43,597,706	$30,029,683

The accompanying notes form an integral part of these condensed consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009

Net revenue	$36,024,913	$29,467,666
Cost of goods sold	18,548,682	15,681,643

Gross profit	17,476,231	13,786,023

Operating expenses:
Selling and marketing	1,133,482	1,055,435
General and administrative	2,120,472	1,611,495

Total operating expenses	3,253,954	2,666,930

Income from operations	14,222,277	11,119,093

Other income(expenses):
Interest income	45,411	30,829
Interest expense	(135,347)	-

Total other income (expense)	(89,936)	30,829

Income before provision for income taxes	14,132,341	11,149,922

Provision for income taxes	3,535,196	2,787,480

Net income	10,597,145	8,362,442

Other comprehensive income - foreign currency
translation adjustments	794,237	1,878

Comprehensive income	$11,391,382	$8,364,320

Net income per common share - basic and diluted	$1,627.34	$1,194.90

Weighted average number of common shares outstanding -
basic and diluted	7,000	7,000

The accompanying notes form an integral part of these condensed consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive
	Shares	Amount	Capital	Income

Balance as of December 31, 2009,
as restated	7,000	$7,000	$15,068,970	$3,291,703

Net income	-	-	-	-

Capital contribution	-	-	15,082	-

Beneficial conversion feature	-	-	500,000	-

Declaration of dividend	-	-	-	-

Other comprehensive income -
foreign currency translation
adjustments	-	-	-	794,237

Balance as of September 30, 2010,
as restated	7,000	$7,000	$15,584,052	$4,085,940

				Total
	Due From	Retained Earnings		Shareholders'
	Shareholders	Restricted	Unrestricted	Equity

Balance as of December 31, 2009,
as restated	$(7,000)	$496,396	$8,984,555	$27,841,624

Net income	-	-	10,597,145	10,597,145

Capital contribution	-	-	-	15,082

Beneficial conversion feature	-	-	-	500,000

Dividend declared, as restated	-	-	(663,920)	(663,920)

Other comprehensive income -
foreign currency translation
Adjustments	-	-	-	794,237

Balance as of September 30, 2010,
as restated	$(7,000)	$496,396	$18,917,780	$39,084,168

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2010	2009
		(As Restated)
Cash flows from operating activities:
Net income	$10,597,145	$8,362,442
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	875,678	843,369
Loss on disposal of fixed assets	969	-
Amortization of discount	125,000	-
Changes in operating assets and liabilities:
Accounts receivable	(515,203)	(41,528)
Inventories	(204,903)	(5,729)
Due from an affiliated company	(114,485)	-
Other assets	589	9,708
Accounts payable	1,235,830	828,347
Accrued interest expense	10,347
Other accrued liabilities	16,236	103,422
Value added taxes payable	18,559	135,715
Other taxes payable	19,455	32,328
Income tax payable	577,303	610,936

Net cash provided by operating activities	12,642,520	10,879,010

Cash flows from investing activities:
Proceeds from disposal of fixed assets	735	-
Purchase of property, equipment and improvement	(1,230)	(28,266)

Net cash used for investing activities	(495)	(28,266)

Cash flows from financing activities:
Capital contribution	15,082	-
Proceeds from short-term loan	500,000	-
Due to shareholders ultimately declared as a dividend	(537,865)	(3,664,453)

Net cash used for financing activities	(22,783)	(3,664,453)

Effect of exchange rate changes on cash and cash equivalents	497,664	4,321

Net increase in cash and cash equivalents	13,116,906	7,190,612
Cash and cash equivalents at the beginning of year	12,722,568	7,755,423

Cash and cash equivalents at the end of year	$25,839,474	$14,946,035

Supplemental disclosure of cash flow information:
Income taxes paid	$2,957,893	$2,176,544

Non-cash investing and financing activities:
Cash collateral related to the convertible note payable paid on
behalf of the Company by a related party	$250,000	$-

The accompanying notes form an integral part of these consolidated financial statements

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(1)       Organization, Nature of Business and Basis of Presentation

Wealth Environmental Protection Group, Inc. ("Wealth"), a private company, was incorporated under the laws of British Virgin Islands on June 3, 2010 to serve as an investment holding company of  Wealth Environmental Technology Holding Ltd. Following is an analysis of the subsidiaries of Wealth:

Domicile and
	Date of	Paid -In	Effective
Name and Location	Incorporation	Capital	Ownership	Activities

Wealth Environmental	Hon Kong -	$ -	100% Owned	Holding Company
Technology Holding Ltd.	June 18, 2010
("Wealth Technology")
Hong Kong

Jiangmen Huiyuan	People Republic	$ -	100% Owned -	Holding Company
Environmental Protection	Of China(“PRC”)		Wholly
Technology Consultancy Co.	July 22, 2010		Foreign
("Jiangmen Huiyuan")			Owned Entity
Jiangmen, Guandong Province			("WFOE)

Jiangmen Wealth Water	PRC	$ 4,049,060	100% Control	Manufacturing of water
Purifying Agent Co., Ltd	April 25, 2003		Through	purifying agents
("Jiangmen Wealth Water")			Contractual
Jiangmen, Guandong Province			Arrangements

Guizhou Yufeng Melt Co.,	PRC	$4,233,854	100% Control	Manufacturer of HAC
Ltd. ("Guizhou Yufeng")	March 25, 2005		Through	Powder using bauxite
Guizhou Provincre			Contractual	and limestone from mines
			Arrangements	controlled under mining
rights agreements

Shangxi Wealth Aluminate	PRC	$6,786,056	100% Control	Manufacturer of HAC
Materials Co., Ltd	April 8, 2004		Through	Powder using bauxite
Shangxi Province			Contractual	and limestone from mines
			Arrangements	controlled under mining
rights agreements

On September 29, 2010, Jiangmen Huiyuan entered into a series of contractual agreements with Jiangmen Wealth Water, and its shareholders, in which Jiangmen Huiyuan effectively assumed management of the business activities of Jiangmen Wealth Water and has the right to appoint all executives and senior management and the members of the board of directors of Jiangmen Wealth Water. The contractual arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement and Power of Attorney, through which Jiangmen Huiyuan has the right to provide exclusive complete business support and technical and consulting service to Jiangmen Wealth Water for an annual fee in the amount of Jiangmen Wealth Water’s yearly net profits after tax. Additionally, Jiangmen Wealth Water’s shareholders have pledged their rights, titles and equity interest in Jiangmen Wealth Water as security for Jiangmen Huiyuan to collect consulting and services fees provided to Jiangmen Wealth Water through an Equity Pledge Agreement. In order to further reinforce Jiangmen Huiyuan’s rights to control and operate Jiangmen Wealth Water, the shareholders of Jiangmen Wealth Water have granted Jiangmen Huiyuan the exclusive right and option to acquire all of their equity interests in Jiangmen Wealth Water through an Exclusive Option Agreement.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(1)	Organization, Nature of Business and Basis of Presentation, continued

Jiangmen Wealth Water owns all of the issued and outstanding capital stock of Guizhou Yufeng, and 62% of the issued and outstanding capital stock of Shanxi Wealth. The remaining 38% of the issued and outstanding capital stock of Shanxi Wealth is held by Mingzhuo Tan ("Mr. Tan"), our Chief Executive Officer. During the years ended December 31, 2009 and 2008, Mr. Tan and his spouse, Ms. Hong Yu Du (“Ms. Du”) directly or through an affiliated company, had controlling equity interests in Jiangmen Wealth Water, Guizhou Yufeng and Shanixi Wealth.   In August and September 2010, through a restructuring process, Jiangmen Wealth Water paid $74,705 and $463,160 to acquire 100% equity interest of Guizhou Yufeng and 62% equity interest of Shainxi Wealth, respectively. Upon completion of this restructuring, the remaining 38% of Shainxi Wealth was owned by Mr. Tan who assigned all the ownership rights including voting rights to Jiangmen Wealth Water.  Mr. Tan and Ms. Du collectively owned 100% of Jiangmen Wealth Water and its subsidiaries after this restructuring.

Based on Jiangmen Huiyuan’s contractual relationship with Jiangmen Wealth, the Company has determined that a variable interest entity has been created and therefore Jiangmen Wealth is considered a consolidated subsidiary of the Company. Additionally, because all of the companies are currently under common control, the series of agreements and restructurings referred to above has been accounted for as a reorganization of the entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  Accordingly these financial statements present the consolidated operating results, assets and liabilities of Wealth and its subsidiaries, which are collectively referred to as the "Company"..

The Company produces and sells water purifying agents and high-performance aluminate calcium (HAC) powder in China. HAC powder, the core ingredient of its water purifying agents.

In the opinion of management, these condensed combined/consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the financial position of Jiangmen Huiyuan as of September 30, 2010 and the results of operations for the nine-month periods ended September 30, 2010 and 2009, and the cash flows for the nine-month periods ended September 30, 2010 and September 30, 2009. These condensed combined/consolidated financial statements and related notes should be read in conjunction with the Company’s audited financial statements as of December 31, 2009 and the year ended December 31, 2009 included elsewhere in the Form 8-K. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results which may be expected for the entire fiscal year.

The preparation of condensed combined/consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(2) Summary of Significant Accounting Policies

Basis of Consolidation and Combination

The condensed combined/consolidated financial statements include the financial statements of Wealth, Jiangmen Huiyuan, its variable interest entity (“VIE”), Jiangmen Wealth Water and its wholly-owned and majority-owned subsidiaries (collectively, the “Company”).

Prior to the restructuring as described in Note (1), Jiangmen Wealth, Guizhou Yufeng, and Shanixi Wealth shared certain common ownership and were under common management and each of the entities shared the same technology owned by Jiangmen Wealth.

Variable interest entities are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the Company is the primary beneficiary of these entities. In accordance with ASC Topic 810 “Consolidation”, the primary beneficiary is required to consolidate the variable interest entities for financial reporting purposes.   All inter-company transactions and balances have been eliminated in preparation of the condensed combined/consolidated financial statements.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(2)	Summary of Significant Accounting Policies, continued

Currency Reporting

The Company's operations in the PRC use the local currency, Renminbi ("RMB"), as their functional currency, whereas amounts reported in the accompanying condensed combined/consolidated financial statements and disclosures are stated in U.S. dollars, the reporting currency of the Company, unless stated otherwise. As such, the condensed combined/consolidated balance sheets of the Company have been translated into U.S. dollars at the current rates as of September 30, 2010 and December 31, 2009 and the condensed combined/consolidated statements of income have been translated into U.S. dollars at the weighted average rates during the periods the transactions were recognized.

The resulting translation gain adjustments are recorded as other comprehensive income in the condensed combined/consolidated statements of income and comprehensive income and as a separate component of equity in the condensed combined/consolidated balance sheets.

Revenue Recognition

The Company’s main source of revenue is generated from sales of water purifying agents and high-performance calcium aluminates powder. The Company recognizes revenue when there is persuasive evidence of a sales arrangement, delivery and acceptance by the customer has occurred, the sales price is fixed or determinable, and collection is probable. Under the Company's typical sales terms for both water purifying agents and HAC the Company recognizes revenue when product is shipped from it's production facilities because shipments are made FOB shipping point with the customer bearing all shipping costs and title and risk of loss transferring to the customer upon shipment. Sales terms for water purifying agents and HAC do not include customer acceptance provisions, the right of return (unless the product is proven to be defective) or other post-delivery obligations. The Company has not experienced any significant returns associated  with defective product.

Value added taxes represent amounts collected on behalf of specific government agencies that require remittance of tax by specified dates. Value added taxes are collected at the time of sales and are detailed on invoices provided to customers. The Company accounts for value added taxes on a net basis. The Company recorded and paid sales related taxes based on a percentage of the value added taxes and reported the revenue net of the sales related taxes.

Major Customers

During the periods ended September 30, 2010 and 2009, there was no customer accounted for 10% or more of our net revenue.

Major Suppliers

During the nine month periods ended September 30, 2010 and 2009, the following suppliers accounted for more than 10% of our total net purchases.

	Percentage of Total Purchases
	2010	2009

Supplier A	15.90%	16.40%
Supplier B	11.60%	11.70%
Supplier C	10.50%	-

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(2)	Summary of Significant Accounting Policies, continued

Value-Added Tax (“VAT”)

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value-added tax in accordance with the PRC laws. The value-added tax standard rate for sales made by the Company is 17% of the gross sales price and the Company records its revenue net of VAT. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products. When the Company acquires raw materials the VAT incurred by the Company, and subject to credit, generally varies from 6% to 17% depending on the type of materials or services purchased. There is a significant difference in the VAT that the Company incurs on purchases and the amount the Company bills to customers for sales of HAC and water purifying agents due to the fact that the Company converts raw materials from their mined state to finished product and is responsible for the substantial portion of increased value in its products.

Following is an analysis of VAT billed to the Company on purchases, VAT billed by the Company on sales and VAT remitted to PRC during the years at September 30, 2010 and 2009, with information related to the liability for uncollected or unremitted VAT at September 30, 2010 and 2009:

	September 30,	September 30,
	2010	2009

VAT billed to customers for sales during the period	$7,015,153	$5,623,518
VAT billed to the Company for purchases during the period	2,545,242	2,091,363

Net VAT due to the PRC for transactions during the period	4,468,911	3,532,155
Amount remitted to the PRC	(4,443,022)	(3,396,362)
Liability at beginning of year	335,787	303,914

Liability at September 30,	$361,676	$439,707

Liabilities for taxes collected but not remitted at
September 30,	$153,728	$193,868
Liabilities for taxes billed to customers but not collected
from the customers or remitted to PRC at September 30,	207,948	245,839

Total liability for VAT at September 30,	$361,676	$439,707

VAT is not included in revenue or cost of goods sold, but is recorded in accounts receivable and recognized as a net liability for unremitted amounts on the balance sheet. The amount of VAT collected on sales differs from the 17% expected amount due to intercompany sales for which VAT is reported. VAT included in accounts receivable was approximately $207,948 and $245,839 at September 30, 2010 and 2009, respectively.

New Accounting Pronouncements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13 “Revenue Recognition (Topic 605): Multiple Deliverable Revenue Element Arrangements – a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. ASU 2009-13 will be applied prospectively and will become effective during the first quarter of 2011. Early adoption is allowed. The Company does not expect the adoption of this guidance to have a significant effect on its combined/consolidated financial position or results of operations.

 WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(2)	Summary of Significant Accounting Policies, continued

Reclassifications

Certain prior year amounts have been reclassified to conform with the presentation for the current year.  Such reclassifications have no impact on net income or shareholders’ equity as previously reported.

(3)	Contractual Agreements

On September 29, 2010, Wealth, through its wholly owned subsidiary, Jiangmen Huiyuan entered into the following agreements with Jiangmen Wealth Water and the shareholders of Jiangmen Wealth Water and such agreements are summarized as follows:

Exclusive Business Cooperation Agreement

Under the terms of the Exclusive Business Cooperation Agreement (“Cooperation Agreement”), Jiangmen Huiyuan has the exclusive rights to provide to Jiangmen Wealth Water complete technical support, technical and consulting services related to Jiangmen Wealth Water’s principal business.  Jiangmen Wealth Water cannot assign its rights under such agreement to another third party without Jiangmen Huiyuan’s consent. However Jiangmen Huiyuan must provide a written notification to Jiangmen Wealth Water of its intent to assign the agreement to a third party but does not need the consent of Jiangmen Wealth Water for such assignment.  Jiangmen Wealth Water agreed to pay an annual service fee to Jiangmen Huiyuan equal to 100% of the annual net income of Jiangmen Wealth Water. This agreement has a ten-year term, subject to renewal or early termination at the option of Jiangmen Huiyuan.

Equity Pledge Agreements

Under the Equity Pledge Agreements entered into among Jiangmen Huiyuan, Jiangmen Wealth Water and the shareholders of Jiangmen Wealth Water, the two shareholders of Jiangmen Wealth Water pledged their equity interests in Jiangmen Wealth Water to guarantee Jiangmen Wealth Water’s performance of its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees when they become due.  If Jiangmen Wealth Water or any of its shareholders breaches his/her respective contractual obligations under the agreement, or upon the occurrence of an event of default, Jiangmen Huiyuan is entitled to certain rights, including the rights to dispose of the pledged equity interests.  In addition, the shareholders of Jiangmen Wealth Water agreed not to dispose of the pledged equity interests or take any actions that would prejudice Jiangmen Huiyuan’s interest. Each of the Equity Pledge Agreements is valid until all the service fee payments due under the Exclusive Business Cooperation Agreement have been fulfilled. Since the Exclusive Business Cooperation Agreement may be renewed at Jiangmen Huiyuan’s option, the equity pledge will remain in effect in the case when the Exclusive Business Cooperation Agreement is being renewed, and until all payments due under the Exclusive Business Cooperation are paid in full by Jiangmen Wealth Water.

Exclusive Option Agreements

Under the two Exclusive Option Agreements among Jiangmen Huiyuan, Jiangmen Wealth Water and the shareholders of Jiangmen Wealth Water, prior to any sale of equity interest of Jiangmen Wealth Water to Jiangmen Huiyuan, the shareholder of Jiangmen Wealth Water agreed to grant exclusive rights to Jiangmen Huiyuan to purchase the equity interests from the shareholders of Jiangmen Wealth Water at a price equal to the registered capital of the proportion of equity interest being purchased to the extent which is permitted by the relevant laws and regulations of the PRC.

Irrevocable Power of Attorney

Under the Irrevocable Power of Attorney, each of the shareholders of Jiangmen Wealth Water granted to Jiangmen Huiyuan the power to exercise all voting rights of such shareholdings in shareholders’ meetings, including, but not limited to, the power to determine the sale or transfer of all or part of such shareholder’s equity interest in, and appoint and elect the directors, the legal representative, chief executive officer and other senior management of Jiangmen Wealth Water. Upon the execution of this Power of Attorney, all the rights of shareholdings in Jiangmen Wealth Water have been assigned to Jiangmen Huiyuan.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(4)       Inventories

A summary of inventories is as follows:

	September 30,	December 31,
	2010	2009

Raw Materials	$631,897	$376,168
Work in progress	37,925	180,920
Finished goods	146,721	38,455

	$816,543	$595,543

Inventories are stated at the lower of cost or market. The weighted average cost method is used to account for the Company inventories.

(5)	Property, Plant and Equipment and Land Use and Mining Rights

A summary of property, plant and equipment and land and mining rights is as follows:

	September 30,	December 31,
	2010	2009

Leasehold improvement	$3,159,036	$3,094,565
Production equipment	6,343,228	6,213,771
Furniture and fixtures	316,372	308,689
Automobiles	222,763	224,128
Land use rights	2,165,303	2,121,112
Mining rights	8,545,400	8,361,204

	20,752,102	20,323,469
Less: Accumulated depreciation	5,482,486	4,501,554

	$15,269,616	$15,821,915

Depreciation and amortization expense was $875,678 and $839,402 for the nine months years ended September 30, 2010 and 2009, respectively, as follows:

	September 30,	September 30,
	2010	2009

Depreciation of plant, equipment and improvements	$519,576	$540,953
Amortization of land use rights	35,176	35,053
Amortization of mining rights	320,926	263,396

	$875,678	$839,402

At September 30, 2010 and December 31, 2009, the Company holds mining rights to two limestone mines and two bauxite mines from which they are allowed to produce:

•	300,000 tons of limestone, from which the calcium needed for production of its products is derived
•	350,000 tons of bauxite, from which the aluminum for production of its products is derived.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(5)	Property, Plant and Equipment and Land Use and Mining Rights, continued

During the nine months periods ended September 30 2010 and 2009, the Company had production from its limestone and bauxite mines as follows (in tons):

	September 30,	September 30,
	2010	2009

Limestone	61,221	50,899
Bauxite	147,592	122,707

(6)	Intangible Assets

The Company carried a net balance of patents amounted to $33,380 during year 2009.  At the end of year 2009, the Company disposed the entire balance of patents and which resulted a loss on disposal of patents for $33,380.  Amortization of patents during the nine months period ended September 30, 2009 was $3,967.

(7)	Convertible Notes Payable

The Company obtained two Senior Preferred Secured Notes for a total amount of $500,000 from non-related company, China Growth Inc., on May 28, 2010 and September 3, 2010. The notes were initially borrowed by an affiliate.  After the restructuring in August and September 2010, the notes were assigned by this affiliate to the Company’s VIE on August 31, 2010.

The notes carry an interest rate of 10% per annum and are secured by cash collateral of $250,000, all of assets of the Company and all of Company’s common shares owned by shareholder, Mr. Tan Ming Zhuo.  The notes mature on the earlier of (a) the one year anniversary of the date of issue, (b) a Public Offering, (c) a Qualified Equity Funding, or (d) the occurrence of a Change of Control or Change of Ownership (the “maturity”).   A "Qualified Equity Funding” means a sale by the Company of its equity securities that raises at least $7,500,000 for the Company.  The notes contain a convertible feature upon the maturity that the outstanding notes amount will be converted to 3.2%of equity interest of Wealth upon the maturity of the notes.

Since this note is convertible into equity at a beneficial conversion rate, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized utilizing the effective interest rate method over one year.  During the nine months ended September 30, 2010, a beneficial conversion feature of $500,000 was recorded as a discount to the convertible note payable and an amortization of discount in the amount of $125,000 was recorded as interest expense.

(8)	Income Taxes

The Company has not recorded a provision for U.S. federal income tax for the year ended December 31, 2009 because all of the Company's operations are conducted in the PRC.

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the PRC (New CIT Law), which is effective from January 1, 2008. Under the New CIT Law, the statutory corporate income tax rate applicable to most companies, including the Company is 25%. In accordance with the New CIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management" refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2009, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2009, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. However, the Company has analyzed the applicability of this law, as of and for the years ended December 31, 2009 and 2008, and the Company has accrued and paid PRC tax on such basis. The Company will continue to monitor changes in the interpretation or guidance of this law.

The New CIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(8)	Income Taxes, continued

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

The Company conducts substantially all of its business in PRC and it is subject to PRC income taxes at a 25% standard tax rate in 2010 and 2009.  Following is a reconciliation of the Company’s income tax provision of $3,535,196 and $2,787,480, for the nine months ended September 30, 2010 and 2009, respectively, to the expected US statutory rate of 34%:

	September 30, 2010		September 30, 2009
Description	Amount	Percent	Amount	Percent

Income taxes at US statutory rate	$4,804,996	34%	$3,790,973	34%
applied to pretax income
Difference between US and PRC
income tax rates	(1,271,911)	(9)%	(1,003,493)	(9)%
Other	2,111	-	-	-

Income tax provision	$3,535,196	25%	$2,787,480	25%

At September 30, 2010 and December 31, 2009, differences between the basis of assets and liabilities reported in the accompanying financial statements and those recognized for tax reporting purposes in the PRC, and the related deferred taxes were as follows:

	September 30,	December 31,
Description of Deferred Tax	2010	2009

Liability - Difference in basis of mining rights for
financial and tax reporting purposes	$(272,319)	$(272,319)
Asset - liability for social insurance premiums
and provident housing funds not yet deductable
for tax purposes	75,000	75,000

Net deferred tax liability	$(197,319)	$(197,319)

Accounting for Uncertainty in Income Taxes

The Company accounts for uncertainty in income taxes in accordance with applicable accounting standards, which prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These accounting standards also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

 (9)         Shareholders' Equity

In accordance with the PRC Regulations on Enterprises with Foreign Investment, an enterprise established in the PRC with foreign investment is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A WOFE is required to allocate at least 10% of its annual after-tax profit to the General Reserve Fund until the balance of such fund has reached 50% of its respective registered capital.  A non- wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. Appropriations to the Enterprise Expansion Fund and Staff Welfare and Bonus Fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. As a result, $496,396 has been appropriated to the accumulated statutory reserves (included in the retained earnings) by the Company as of September 30, 2010 and 2009 and the balance represents a fully funded General Reserve Fund:

Following is an analysis of the general fund by subsidiary at September 30, 2010 and 2009:

	Registered	General
	Capital	Reserve Fund

Jiangmen Huiyuan	$-	$-
Jiangmen Wealth Water	61,981	38,801
Guizhou Yufeng	61,981	39,211
Shangxi Wealth	619,806	418,384

	$743,768	$496,396

(10)	Related Party Balances and Transactions

For the nine months ended September 30, 2010, the Company loaned a total amount of $114,485, on a non interest bearing basis, to an affiliated company, which is owned by the Company’s shareholders, Mr. Tan and Ms. Du.   In August 2010, the Company declared and paid dividends to Mr. Tan and Ms. Du in the amount of $1,375,829.  The dividend reduced the outstanding loans receivable from affiliated company and accordingly, the balance due from affiliated company as of September 30, 2010 and December 31, 2009 was $0 and $1,249,774, respectively.

During the nine months ended September 30, 2009, the Company loaned an aggregate amount of $3,664,453, on a non interest bearing basis, to Mr. Ming Zhou Tan (“Mr. Tan”), Ms. Hong Yu Du (“Ms. Du”) and Miss Jiang Jun Pan (“Miss Pan”).  On December 30, 2009, the Company declared and paid dividends to Mr. Tan, Ms. Du and Miss  Pan in the amount of $16,110,070. The entire outstanding loans receivable from these shareholders was paid in full through this dividend and accordingly, the balance due from shareholders as of December 31, 2009 was $-0-. These loans were treated as dividend in the accompanying financial statements.

In May 2010, Mr. Tan paid on behalf of the Company, a cash collateral of $250,000, pursuant to the terms of the Convertible Note Payable Agreement.  The Company recorded the cash collateral as other current assets and payable to related party on the balance sheet as of September 30, 2010.

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(11)	Segment Information

The Company follows FASB ASC 280-Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. The Company has three operating segments identified by manufacturing facility and each segment is operated in a separate subsidiary. The Company primarily evaluates performance based on income before income taxes and excluding non-recurring items. The operations and product produced by the Company's various segments are as follows:

●
Jiangmen Wealth Water produces water purification agents for specific industrial uses such as the  treatment of waste water from paper mills, decolorization agent to treat waste water that contains active dyes, acid dyes and direct dyes produced in the textile and printing industry, and other industry specific water purification applications. The Company uses HAC powder produced by the Guizhou Yefeng segment in the production of its water purification agents.

●
Guizhou Yefeng produces HAC powder from calcium and aluminum derived from its limestone and bauxite mines. The HAC powder is used by  Jiangmen Wealth Water in the production of its water purification agents and is also sold to outside customers for waste water treatment.

●	Shanxi Wealth produces HAC powder from calcium and aluminum derived from its limestone and bauxite mines. The HAC powder is sold to outside customers for waste water treatment.

●	Other represents the cost of corporate activities and eliminations

The segment data presented below was prepared on the same basis as the Company’s consolidated financial statements:

As of and for the nine months ended September 30, 2010

	Jiangmen	Guizhou	Shanxi
	Wealth Water	Yefeng	Wealth	Eliminations	Total

Revenue, net	$19,728,160	$6,735,737	$13,343,536	$(3,782,520)	$36,024,913
Cost of good sold	11,108,324	3,735,077	7,487,801	(3,782,520)	18,548,682

Gross profit	8,619,836	3,000,660	5,855,735	-	17,476,231

Selling and marketing	557,062	149,477	426,943	-	1,133,482
General and administrative	1,139,529	327,077	653,866	-	2,120,472

Income from operations	$6,923,245	$2,524,106	$4,774,926	$-	$14,222,277

Current assets	$14,759,822	$5,282,053	$8,281,133	$-	$28,323,008
Property, plant and
equipment, land use and
mining rights	2,683,788	5,113,680	7,462,148	-	15,259,616
Other assets	-	-	-	-	-

Total assets	$17,443,610	$10,395,733	$15,743,281	$-	$43,582,624

Current liabilities	$2,136,541	$872,427	$1,194,278	$-	$4,203,246

Total liabilities	2,136,541	872,427	1,194,278	-	4,203,246
Shareholders' equity	15,307,069	9,523,306	14,549,003	-	39,379,378

Total liabilities and
shareholders' equity	$17,443,610	$10,395,733	$15,743,281	$-	$43,582,624

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(11)	Segment Information, continued

As of and for the nine months ended September 30, 2009

	Jiangmen	Guizhou	Shanxi
	Wealth Water	Yefeng	Wealth	Eliminations	Total

Revenue, net	$15,888,766	$5,490,334	$11,182,479	$(3,093,913)	$29,467,666
Cost of good sold	9,235,696	3,025,667	6,514,193	(3,093,913)	15,681,643

Gross profit	6,653,070	2,464,667	4,668,286	-	13,786,023

Selling and marketing	565,898	144,557	344,980	-	1,055,435
General and administrative	775,198	274,449	561,848	-	1,611,495

Income from operations	$5,311,974	$2,045,661	$3,761,458	$-	$11,119,093

Current assets	$9,002,145	$5,241,882	$10,884,379	$(6,600,563)	$18,527,843
Property, plant and
equipment, land use and
mining rights	2,879,439	5,345,317	7,894,869	-	16,119,625
Other assets	-	-	-	-	-

Total assets	$11,881,584	$10,587,199	$18,779,248	$-	$34,647,468

Current liabilities	$8,634,587	$682,911	$1,025,544	$(6,600,563)	$3,742,479

Total liabilities	8,634,587	682,911	1,025,544	-	3,742,479
Shareholders' equity	3,246,997	9,904,288	17,753,704	-	30,904,989

Total liabilities and
shareholders' equity	$11,881,584	$10,587,199	$18,779,248	$-	$34,647,468

(12)	Subsequent Events

Following is an analysis of subsequent events that have not been recognized in the accompanying financial statements:

On December 15, 2010, China Growth Corporation(“China Growth”), a Cayman Islands company  entered into a share exchange agreement (the “Exchange Agreement”) with the Company and shareholders of Wealth (“Wealth Environmental Protection Shareholders”).  Wealth is a private company incorporated under the laws of British Virgin Islands. Wealth owns 100% of the issued and outstanding capital stock of Wealth Environmental Technology Holding Ltd. (“Wealth Technology”), a company incorporated under the laws of Hong Kong, which holds all of the issued and outstanding capital stock of Jiangmen Huiyuan Environmental Protection Technology Consultancy Co., Ltd (“Huiyuan”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China.

Pursuant to the terms of the Exchange Agreement, Wealth Environmental Protection Shareholders transferred to China Growth all of the issued and outstanding ordinary shares, a total of 7,000 shares, of the Company in exchange for the issuance of a total of 24,956,875 ordinary shares, par value $0.000128 per share, or 94.6% of the ordinary shares of the Company issued and outstanding after the Closing.

Concurrent with the Exchange Agreement, the Company also entered into certain agreements that have been given effect in the unaudited pro-forma consolidated financial statements as described below:

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Private Placement

On the Closing Date,  the China Growth entered  into a subscription agreement  with a group of accredited investors (the “Subscription Agreement”), pursuant to which China growth issued to the investors an aggregate of 222,402 units, or the Units, for an aggregate purchase price of $6,672,031, or $30.00 per Unit (the “Private Placement”). Each Unit consists of (i) two (2) shares of our Class A 6% convertible preference share (the “Preference Share”) with each of the Preference Share convertible into five ordinary shares for a total of ten ordinary shares per Unit, and (ii) a warrant to purchase five (5) ordinary shares at an exercise price of $4.50 per share (the “Warrant”).The closing of the Share Exchange was conditioned upon all conditions set forth in the Subscription Agreement being met and the closing of the Private Placement was conditioned upon the closing of the Share Exchange.  As soon as practicable, we shall effectuate a 1: 1.42610714 reverse stock split on all of the ordinary shares issued and outstanding at the closing of the Share Exchange (the “Reverse Split”).

Pursuant to the Subscription Agreement, The Company is obligated to file a registration statement covering the resale of the ordinary shares underlying the Preference Shares and the Warrants (the “Registrable Securities”) no later than thirty (30) days following the closing date. In the event that the registration statement is not timely filed, we are obligated to pay to each investor liquidated damages equal to 1% of each investor’s investment per month pursuant to the Subscription Agreement. In addition, we shall use our best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible, but in no event later than 180 days following the Closing Date (the “Effective Date”). If the registration statement is not declared effective by the SEC on or prior to the Effective Date, then we are obligated to pay to each investor liquidated damages equal to 1% of such investor’s investment. However, such liquidated damages payable in the event that the Registration Statement is not declared effective by the Effective Date will be waived, provided that (1) we have responded to all SEC comments on the Registration Statement and its amendments within twenty (20) business days of their respective receipt, which shall be extended to thirty (30) business days if the SEC response cannot be submitted because we are required to provide updated financial statements pursuant to Regulation S-X; and (2) if we are current with the filing of all of our periodic reports under the Exchange Act.

The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act.

In connection with filing the registration statement, if the SEC limits the amount of Registrable Securities to be registered for resale pursuant to Rule 415 under the Securities Act, then the Company shall be entitled to exclude such disallowed Registrable Securities (the “Cut Back Shares”) on a pro rata basis among the holders thereof with a first priority given to the shares underlying the Warrants.  The Company shall prepare, and, as soon as practicable but in no event later than the six months from the date the registration statement was declared effective, file with the SEC an additional registration statement (“Additional Registration Statement”) on Form S-1 covering the resale of all of the disallowed Registrable Securities not previously registered on an Additional Registration Statement hereunder.  The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable.  No liquidated damages hereof shall accrue on or as to any Cut Back Shares, and the required Filing Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC comments.

 WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Make Good Escrow Agreement

In connection with the Private Placement, we entered into a make good escrow agreement, or Make Good Escrow Agreement with Star Prince, and Access America Investments, LLC as representative of the investors, pursuant to which Star Prince delivered into an escrow account share certificates evidencing 4,500,000 ordinary shares held by it (after giving effect to the Reverse Split), to be held in favor of the investors in order to secure certain make good obligations. Under the Make Good Escrow Agreement, we established minimum after tax net income thresholds (as determined in accordance with GAAP and excluding any non-cash expenses and one-time expenses related to the reverse acquisition of Wealth Environmental Protection and the private placement transaction) of $13.2 million for fiscal year 2010 and $18.09 million for fiscal year 2011 and minimum earnings per share thresholds (calculated on a fully diluted basis and including adjustment for any stock splits, stock combinations, stock dividends or similar transactions, and for shares issued in one public offering or pursuant to the exercise of any warrants, options, or other securities issued during or prior to the calculation period) of $0.58 for fiscal year 2010 and $0.66 for fiscal year 2011. If our after tax net income or earnings per share for either fiscal year 2010 or fiscal year 2011 is less than 90% of the applicable performance threshold, then the performance threshold will be deemed not to have been achieved, and the investors will be entitled to receive ordinary shares based upon a pre-defined formula agreed to between the parties. The parties agreed that, for purposes of determining whether or not any of the performance thresholds are met, the release of any of the escrowed shares and any related expense recorded under GAAP shall not be deemed to be an expense, charge, or any other deduction from revenues even if GAAP requires contrary treatment or the annual report for the respective fiscal years filed with the SEC by the Company may report otherwise.

Holdback Escrow Agreement

Also in connection with the private placement, the Company entered into a holdback escrow agreement, or the Holdback Escrow Agreement, with Anslow & Jaclin, LLP, the escrow agent, and Access America Investments, LLC, as representative of the investors, pursuant to which $2,167,203 was deposited with the escrow agent to be distributed upon the satisfaction of certain covenants set forth in the Subscription Agreement. Pursuant to the Holdback Escrow Agreement, the $1,500,000 will be released to the Company upon the hiring of a chief financial officer on terms acceptable to Access America Investments, LLC and $667,203 will be released to us upon appointment of the required independent directors to our board of directors.

IR Escrow Agreement

The Company also entered into an investor relations escrow agreement, or the IR Escrow Agreement, with Anslow & Jaclin, LLP, the escrow agent, and Access America Investments, LLC, as representative of the investors, pursuant to which $120,000 was deposited with the escrow agent to be distributed in incremental amounts to pay our investor relations firm, the choice of which is subject to the approval of Access America Investments, LLC, which approval cannot be unreasonably withheld.

Lockup Agreements

In connection with the Private Placement, The Company also entered into lockup agreements, or the Lockup Agreement, with Wealth Environmental Protection Shareholders, pursuant to which each of Wealth Environmental Protection Shareholders agreed not to transfer any of our capital stock held directly or indirectly by them for an eighteen-month period following the closing of the Private Placement, unless it is approved otherwise by Access American Investments, LLC.

Shares Issued for Services

On December 15, 2010, we issued 998,275 shares to Mr. Karlson Ka Tsun PO, at par value 0.000128 per share, as compensation for the services he provided to us in connection with the Share Exchange and Private Placement.

Shares Issued for Conversion of Debt

On December 15, 2010, we issued 998,725 shares to Access America Fund, LP in connection with the automatic conversion of the notes for an aggregate of $500,000 that we issued to Access America Fund, LP in the event of the Share Exchange.

 WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(13)	Restatement of Consolidated Financial Statements

The Company's management determined that Jiangmen Wealth, Shanxi Wealth, and Guzhou Yunfeng,the Company's operating subsidiaries under the PRC laws, have not  paid social insurance premiums and housing provident funds for their employees pursuant to the applicable PRC laws. The competent government authorities may require them not only to rectify their incompliance by paying the due and unpaid social insurance premiums and housing provident, but also impose fines. Management has calculated the Company's exposure related to unpaid social insurance premiums and housing provident funds and estimated the amount, including potential penalties to be approximately $300,000 and the consolidated financial statements have been restated to accrue such amount, net of related deferred taxes of $75,000 in the accompanying financial statements at September 30, 2010 and 2009..

Management also determined that deferred taxes of $85,292 were not properly accrued at September 30, 2010, December 31, 2009 and 2008 and January 1, 2008 and the consolidated financial statements have been restated to accrue such amount.

Finally, management determined that the amount due to an affiliated company of $1,249,774 and $1,249,574 at December 31, 2009 and 2008, respectively were improperly shown as an asset instead of the proper classification as an offset to stockholders' equity. Management also determined that the origination of these loans and other loans to stockholders was improperly treated as an investing activity in 2009 instead of as a dividend in financing activities in the consolidated statement of cash flows. The amounts distributed during the nine months ended September 30, 2009 was $3,664,453, and these amounts have been reclassified to financing activities.

These adjustments had no impact on net income in the nine-months ended September 30, 2010 or 2009. The following is a summary of the adjustments to our previously issued consolidated balance sheets as of September 30, 2010 and our statement of cash flows for the nine months ended September 30, 2009

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(12)	Restatement of Consolidated Financial Statements, continued
:
September 30, 2010 Consolidated Balance Sheet
					Restated and
	As Reported	Adjustments	Restated	Reclassification	Reclassified
ASSETS
Current assets:
Cash and cash equivalents	$12,722,568	$-	$12,722,568	$-	$12,722,568
Accounts receivable	888,190	-	888,190	-	888,190
Inventories	595,543	-	595,543	-	595,543
Due from an affiliated company	1,249,774	(1,249,774)	-	-	-
Other	1,467	-	1,467	-	1,467

Total current assets	15,457,542	(1,249,774)	14,207,768	-	14,207,768

Property, plant and equipment
and land and mining
rights, net	6,554,959	-	6,554,959	9,266,956	15,821,915
Land use rights, net	1,884,755	-	1,884,755	(1,884,755)	-
Mining rights, net	7,382,201	-	7,382,201	(7,382,201)	-

Total assets	$31,279,457	$(1,249,774)	$30,029,683	$-	$30,029,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$264,658	$-	$264,658	$-	$264,658
Accrued expenses	167,388	300,000	467,388	-	467,388
Value added taxes payable	335,787	-	335,787	-	335,787
Other taxes payable	66,272	-	66,272	-	66,272
Income tax payable	1,043,662	(187,027)	856,635	-	856,635

Total current liabilities	1,877,767	112,973	1,990,740	-	1,990,740

Deferred income taxes	-	197,319	197,319	-	197,319

Total liabilities	1,877,767	310,292	2,188,059	-	2,188,059

Commitments and contingencies

Shareholders' equity:
Common stock	-	-	-	7,000	7,000
Additional paid-in capital	15,068,970	-	15,068,970	-	15,068,970
Accumulated other
comprehensive income	3,291,703	-	3,291,703	-	3,291,703
Due from shareholders	-	(1,249,774)	(1,249,774)	1,242,774	(7,000)
Retained earnings	11,041,017	(310,292)	10,730,725	(1,249,774)	9,480,951

Total shareholders' equity	29,401,690	(1,560,066)	27,841,624	-	27,841,624

Total liabilities and
shareholders' equity	$31,279,457	$(1,249,774)	$30,029,683	$-	$30,029,683

WEALTH ENVIRONMENTAL PROTECTION GROUP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(12)	Restatement of Consolidated Financial Statements, continued

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2009
					Restated and
	As Reported	Adjustments	Restated	Reclassifications	Reclassified

Cash flows from operations	$10,072,833	$-	$10,072,833	$-	$10,072,833
Cash flows from investing activities	(9,390,350)	9,272,639	(117,711)	-	(117,711)
Cash flows from financing activities	-	(9,272,639)	(9,272,639)	-	(9,272,639)
Effect of exchange rate changes on cash	588,377	-	588,377	-	588,377

Net increase in cash and cash
equivalents	$1,270,860	$-	$1,270,860	$-	$1,270,860